SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   August 10, 2007

New Horizons Worldwide, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	0-17840	22-2941704
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

1900 S. State College Boulevard, Suite 650
Anaheim, CA	92806
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (714) 940-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers Departure of Charles M. Caporale as Senior Vice President and Chief Financial Officer; Appointment of Charles J. Mallon as Chief Financial Officer.

On August 10, 2007, Charles M. Caporale, formerly the Company’s Senior Vice President and Chief Financial Officer, left the Company.  Effective upon his departure, Charles J. Mallon, who joined the Company on February 1, 2007 as Executive Vice President of Finance and Administration, assumed the title of Chief Financial Officer.

Prior to joining the Company, from October 1996 through November 2006, Mr. Mallon was with Right Management Consultants, where he served as Senior Vice President of Financial Operations until September 2006 when he was promoted to the role of Executive Vice President & Chief Financial Officer.  Right is a global provider of career transition and organizational consulting services.  From October 1990 through October 1996, Mr. Mallon served as Senior Vice President & Chief Financial Officer of ACS Enterprises, Inc., or ACS, a publicly traded wireless cable television provider.  Prior to ACS, Mr. Mallon spent twelve years with Ernst & Young where he progressed to senior audit manager.

Mr. Mallon’s employment arrangements are in accordance with the terms set forth in the offer letter he received from that Company and accepted on January 31, 2007.  Specifically, Mr. Mallon receives an annual salary of $270,000.  He is entitled to participate in the Company’s annual cash bonus program for 2007, with a target bonus of 50% of his base salary.  The bonus program is based on the Company’s achievement of certain cash flow targets in excess of the amount required to pay non-recurring costs and debts associated with past operations.  In addition, Mr. Mallon received options to purchase 50,000 shares of the Company’s common stock.  These options were granted by the Board on February 1, 2007, and are exercisable at $1.07 per share, which was the last reported trade price of the common stock on the date of grant. The options vest in three equal annual installments beginning on the first anniversary of the date of grant.  The offer letter also provides that, in the event that the Company terminates Mr. Mallon’s employment without cause, Mr. Mallon will receive an amount equal to six months of his base salary should the termination occur in 2007, nine months of his base salary should the termination occur in 2008 or 2009 and 12 months of his base salary should the termination occur in 2010 or thereafter.  Further, upon a change of control, Mr. Mallon will receive an amount equal to 12 months of his base salary.  In the case of a termination without Cause or upon a Change of Control, Mr. Mallon will also receive outplacement services in the form of a 12 month career transition program.  Mr. Mallon will also receive standard Company healthcare and similar benefits, as well as four weeks of vacation annually.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW HORIZONS WORLDWIDE, INC.

By:	/s/ Gregory E. Marsella
Gregory E. Marsella
Vice President, Secretary and General Counsel

Dated: August 20, 2007